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                                                                   Exhibit 21.1


                         MOBIUS MANAGEMENT SYSTEMS, INC.
                                 SUBSIDIARY LIST


1.    Mobius Management Systems, (UK) LTD
      Clock House
      Station Approach
      Shepperton, Middlesex
      England TW17 8AS
      Phone:  011-44-1932-228877
      Fax:  011-44-1932-244050

2.    Mobius Management Systems, (Deutschland) Gmbh.
      Kari-Arnold-Str.1
      47877 Willich
      Phone: 011-49-2154-92460
      Fax: 011-49-2154-924646

3.    Mobius Managements Systems, (France), S.a.r.l.
      Tour Maine Montparnasse
      33, Avenue du Maine
      BP 158
      75015 Paris
      Phone: 011-33-1-45-38-26-00
      Fax: 011-33-1-45-38-26-20

4.    Mobius Management Systems, (Italy) S.r.l.
      Strada 4, Palazzo A5
      Milanofiori
      20090 Assago (Milano)
      Phone:  011-39-2-57501-1458
      Fax:  011-39-2-57501706

5.    Mobius Management Systems, Sweden AB
      Kanalvagen 10 C
      S-194 61 Upplands Vasby
      Phone: 011-46-8590-747-30
      Fax:  011-46-8590-717-81